EXHIBIT 10.52

June 5, 2012

SEARS, ROEBUCK AND CO.
Attention: Licensing Manager,
Licensed Businesses,
Department 725 E3-378B
3333 Beverly Road
Hoffman Estates, Illinois 60179

and to:

SEARS HOLDINGS MANAGEMENT CORP.
Attention: Assistant General Counsel, Specialty Retail
B6-350A
3333 Beverly Road
Hoffman Estates, Illinois 60179

Ladies and Gentlemen:

Reference is made to that 2nd AMENDMENT (the “Amendment”) dated as of the 18th day of May, 2012, by and between Consumer Programs Incorporated, a Missouri corporation (“Licensee”), Sears, Roebuck and Co., a New York corporation (“Sears”), and CPI Corp., a Delaware corporation (“CPI”) to amend that certain License Agreement, dated as of January 1, 2009, entered into by and between Sears, Licensee, and CPI, as amended by that certain Amendment dated March 5, 2012 between Sears, Licensee and CPI (the “Agreement”). Capitalized terms used but not defined in this letter agreement shall have the meanings given them in the Agreement, as amended.
In the Amendment, in consideration of Sears' agreement to the Amendment, the deferral of certain payments by Licensee to Sears and the acceleration of settlement as provided therein, CPI agreed to transfer and assign to Sears or its designee 200,000 shares of common stock of CPI (the “Shares”), free and clear of all Liens. This letter agreement sets forth the terms of the transfer of the Shares.
1. For consideration described in the Amendment, CPI hereby transfers to Sears or its designee 200,000 shares of common stock of CPI (the “Shares”), free and clear of all Liens. “Liens” shall mean, whether arising under any contract or otherwise, any debts, claims, security interests, liens, encumbrances, pledges, mortgages, retention agreements, hypothecations, rights of others, assessments, restrictions, voting trust agreements, options, rights of first offer, proxies, title defects, and charges or other restrictions or limitations of any nature whatsoever.
2. CPI and Licensee represent and warrant to Sears as follows:

(a) CPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Shares have been duly authorized and validly issued, fully paid and non-assessable and free of any pre-emptive rights or Liens.

(c) Each of CPI and Licensee has full corporate power and authority to execute and deliver this agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by CPI and Licensee of this letter agreement has been, and the consummation by CPI and Licensee of the transactions contemplated hereby has been, duly and validly authorized and approved by all necessary corporate action CPI and Licensee. This letter agreement has been duly and validly executed and delivered by CPI and Licensee, and constitutes a valid and binding obligation of CPI and Licensee enforceable against each in accordance with its terms.

(d) The execution, delivery and performance of this letter agreement by CPI and Licensee will not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other person any right of termination, payment, acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any Lien or loss of any rights of CPI or Licensee or any of their respective subsidiaries pursuant to any of the terms, conditions or provisions of or under (x) any applicable law, (y) the organizational documents of CPI or Licensee or (z) any contract, plan or other instrument binding upon CPI or Licensee, or to which the property of CPI or Licensee is subject, nor (ii) require from CPI any notice to, declaration or filing with or consent or approval of any governmental authority or other person (other than pursuant to applicable securities laws and other than those consents, notices, declarations and/or filings which have been obtained, waived or made, as applicable).

4. Sears represents and warrants that acknowledges that:

(a) Sears is a resident in the State of Illinois and its principal place of business is located therein.

(b) Sears is an accredited investor (as such term is defined in Rule 501 of the 1933 Act) and its designee (if applicable), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and is able to bear for an indefinite period of time the economic risks of such investment, is familiar with the business and financial condition, properties, operations and prospects of CPI and its subsidiaries, has had, prior to the execution of this Amendment, the opportunity to ask questions of, and receive answers from, CPI and to obtain additional information necessary to make an investment decision in the Shares, and has made, either alone or together with its advisors, such independent investigation of CPI as Sears deems to be, or its advisors deem to be, necessary or advisable in connection with this investment.

(c) CPI's issuance of Shares is made in reliance upon Sears's representations to CPI, which by acceptance hereof Sears hereby confirms, that: (i) the Shares will be acquired by Sears (or its designee, if applicable) for investment only, for its own account and not as a nominee or agent and not with a view to the sale or distribution; and (ii) Sears has no current intention of selling, granting participation in or otherwise distributing the Shares. By executing this letter agreement, Sears further represents that Sears does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares.

(d) The Shares have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”).

(e) Sears does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares. Sears acknowledges that CPI has no obligation to repurchase or otherwise acquire or redeem any of the Shares.

(f) Neither Sears nor anyone acting on Sears's behalf has paid any commission or other remuneration any person in connection with the purchase of the Shares.

(g) Sears represents that Sears (or its designee, if applicable) will not sell, transfer or otherwise dispose of the Shares without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom. Sears understands that, in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act and applicable state securities laws, the Shares must be held indefinitely. Sears acknowledges that CPI has no obligation to repurchase or otherwise acquire or redeem any of the Shares.

(h) Any certificate for the Shares to be received by Sears will be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR ANY OPINION OF COUNSEL REASONABLY SATISFACTORY TO CPI AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

6. This letter agreement, the Amendment and the Agreement set forth the entire agreement and understanding between the parties with respect to the matters set forth herein. This letter agreement shall be interpreted and governed by the internal substantive laws of the State of Illinois, without regard to its conflict of law principles. The federal and/or state courts of Illinois shall have personal and subject matter jurisdiction over, and the parties each hereby submit to the venue of such courts with respect to any dispute arising pursuant to this Agreement, and all objections to such jurisdiction and venue and hereby waived.

Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to CPI.

Very truly yours,

CPI CORP.

By: /s/ James J. Abel

Its: Chief Executive Officer and President

CONSUMER PROGRAMS INCORPORATED

By: /s/ James J. Abel

Its: Chief Executive Officer and President

Confirmed and Agreed:

SEARS, ROEBUCK AND CO.

By: /s/ David L. Schuvie
Licensed Businesses

Its: Vice President and General Manager